EXHIBIT 99 (b)


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                            FLORIDA POWER & LIGHT COMPANY

                                  OFFER TO EXCHANGE

                        ___% QUARTERLY INCOME DEBT SECURITIES
               (SUBORDINATED DEFERRABLE INTEREST DEBENTURES, DUE _____)
                                         FOR
                        $2.00 NO PAR PREFERRED STOCK, SERIES A
                    (INVOLUNTARY LIQUIDATION VALUE $25 PER SHARE)


           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON JUNE ___, 1995, UNLESS THE EXCHANGE OFFER IS EXTENDED.

                                                                    May __, 1995

     To Brokers, Dealers, Commercial
          Banks, Trust Companies and
          Other Nominees:

          In our capacity as Dealer Managers, we are enclosing the material listed below relating to the offer by Florida Power & Light Company (the "Company") to exchange its ____% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due _____) ("Debentures") for its 5,000,000 outstanding shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) ("$2.00 Preferred Stock"), on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock, upon the terms and subject to the conditions of the Exchange Offer.

          The Company expressly reserves the right to extend, amend or modify the terms of the Exchange Offer, and not to accept for exchange any shares of $2.00 Preferred Stock, at any time prior to the Expiration Date for any reason, including, without limitation, if fewer than 1,250,000 shares of $2.00 Preferred Stock are tendered (which condition may be waived by the
     Company).  See "The Exchange Offer   Expiration Date; Extensions;
     Amendments; Termination" in the Prospectus (as defined below).

          We are asking you to contact your clients for whom you hold shares of $2.00 Preferred Stock registered in your name (or in the name of your nominee) or who hold shares of $2.00 Preferred Stock registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

          The Company will pay a solicitation fee of $_____ per $25 principal amount of Debentures issued in respect of any shares of $2.00 Preferred Stock tendered and accepted for exchange pursuant to the Exchange Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Managers in their capacity as brokers or dealers, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer").

          Soliciting Dealers must return a Notice of Solicited Tenders to the Exchange Agent within five New York Stock Exchange ("NYSE") trading days after the expiration of the Exchange Offer to receive a solicitation fee for tenders involving guaranteed delivery proceedures. No such fee shall be payable to the Soliciting Dealer in respect of shares registered in the name of such Soliciting Dealer unless such shares are held by such Soliciting Dealer as nominee and such shares are being tendered for the benefit of one or more beneficial owners identified on the Notice of Solicited Tenders. No such fee shall be payable to a Soliciting Dealer with respect to the tender of shares of $2.00 Preferred Stock by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to shares of $2.00 Preferred
     Stock tendered for such Soliciting Dealers' own account.   No broker,
     dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Dealer Managers or the Information Agent for purposes of the Exchange Offer except that in any jurisdiction where the securities, blue sky, or other laws require the Exchange Offer to be made by or through a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers under the law of such jurisdiction.

          The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offer to their customers.
     The Company will pay all stock transfer taxes applicable to the exchange of shares of $2.00 Preferred Stock pursuant to the Exchange Offer, subject to Instruction 6 of the Letter of Transmittal.

          In order for a Soliciting Dealer to receive a solicitation fee, The Chase Manhattan Bank (National Association), as Exchange Agent (the "Exchange Agent"), must have received (i) from a registered holder, a properly completed and duly executed Letter of Transmittal which designates such Soliciting Dealer, or (ii) in the case of a guaranteed delivery, from a Soliciting Dealer, a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within five NYSE trading days after the expiration of the Exchange Offer.

          For your information and for forwarding to your clients, we are enclosing the following documents:

          1.   The Prospectus dated May __, 1995 (the "Prospectus");

          2. The Letter of Transmittal to be used by Holders of shares of $2.00 Preferred Stock in accepting the Exchange Offer (duly executed photocopies of the Letter of Transmittal may be used to exchange shares of $2.00 Preferred Stock);

          3. A letter to holders of $2.00 Preferred Stock from the ____________________ of the Company;

          4. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the shares of $2.00 Preferred Stock and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus);

          5. A letter which may be sent to your clients for whose accounts you hold shares of $2.00 Preferred Stock registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Exchange Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding; and

          7. A return envelope addressed to The Chase Manhattan Bank (National Association), the Exchange Agent.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE ___, 1995, UNLESS THE EXCHANGE OFFER IS EXTENDED.

          Subject to the terms and conditions described in the Prospectus, if more than 1,250,000 shares of $2.00 Preferred Stock (or such lesser amount as the Company shall accept) have been validly tendered and not withdrawn on or prior to the Expiration Date, as defined in the Prospectus, the Company intends to exchange Debentures for shares of its $2.00 Preferred Stock from all tendering holders on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock tendered.

          Neither the Company nor its Board of Directors makes any recommendation to Holders (as defined in the Prospectus) of $2.00 Preferred Stock as to whether to tender all or any shares of $2.00 Preferred Stock in the Exchange Offer. Holders must make their own decision as to whether to tender shares of $2.00 Preferred Stock.

          Any questions or requests for assistance or additional copies of the enclosed materials may be directed to Georgeson & Company Inc., the Information Agent, or to us, as Dealer Managers, at the respective addresses and telephone numbers set forth on the back cover of the enclosed Prospectus.

                                                  Very truly yours,



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          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL BE DEEMED
     TO APPOINT YOU THE AGENT OF THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                             NOTICE OF SOLICITED TENDERS

          List below the number of shares of $2.00 Preferred Stock tendered by each beneficial owner whose tender you have solicited. All shares of $2.00 Preferred Stock beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the shares of $2.00 Preferred Stock in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY EXCHANGE AGENT."

          ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO, AND ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO, THE EXCHANGE AGENT.


                              TO BE COMPLETED BY THE   TO BE COMPLETED ONLY
                              SOLICITING DEALER        BY EXCHANGE AGENT

                              NUMBER OF SHARES         NUMBER OF SHARES
     BENEFICIAL OWNERS        TENDERED                 ACCEPTED

     Beneficial Owner No. 1
     Beneficial Owner No. 2
     Beneficial Owner No. 3
     Beneficial Owner No. 4
     Beneficial Owner No. 5
     Beneficial Owner No. 6
     Beneficial Owner No. 7
     Beneficial Owner No. 8
     Beneficial Owner No. 9
     Beneficial Owner No. 10
     Total


                              TO BE COMPLETED ONLY
                              BY EXCHANGE AGENT

                                   FEE
     BENEFICIAL OWNERS        ($_____ PER SHARE)

     Beneficial Owner No. 1
     Beneficial Owner No. 2
     Beneficial Owner No. 3
     Beneficial Owner No. 4
     Beneficial Owner No. 5
     Beneficial Owner No. 6
     Beneficial Owner No. 7
     Beneficial Owner No. 8
     Beneficial Owner No. 9
     Beneficial Owner No. 10
     Total


          All questions as to the validly, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

          The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer; (iii) in soliciting tenders of shares of $2.00 Preferred Stock, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

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     Printed Firm Name                       Address



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     Authorized Signature                    Area Code and Telephone Number